Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2011

BETHESDA, MD; February 14, 2012 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the fourth quarter and full year ended December 31, 2011. Operating results for the quarter and full year include:

	Operating Results
	(in millions, except per share and hotel statistics)
	Quarter ended December 31,		Percent	Year ended December 31,		Percent
	2011	2010	Change	2011	2010	Change
Total revenues	$1,658	$1,491	11.2%	$4,998	$4,428	12.9%
Comparable hotel revenues	1,414	1,333	6.1	4,315	4,087	5.6
Net income (loss)	16	(6)	N/M	(16)	(132)	87.9
Adjusted EBITDA	349	292	19.5	1,018	834	22.1

Diluted earnings (loss) per share	$.02	$(.01)	N/M	$(.02)	$(.21)	90.5%
NAREIT FFO per diluted share	.31	.26	19.2%	.89	.68	30.9
Adjusted FFO per diluted share	.32	.28	14.3	.92	.74	24.3

Comparable hotel RevPAR	$131.23	$123.97	5.9%	$129.97	$122.47	6.1%

N/M=Not Meaningful

The increase in total revenues reflects the performance of the Company’s owned hotels and includes the 14 hotels (5,200 rooms) acquired since July 2010, which increased revenues by an incremental $83 million and $296 million for the fourth quarter and full year 2011, respectively. Total revenues also include incremental property-level revenues for 53 leased, select service hotels of $54 million for full year 2011.

The improvements in net income (loss), Adjusted EBITDA (which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items), NAREIT Funds from Operations (“FFO”) and Adjusted FFO reflect the improvement in comparable hotel operations and the effect of the Company’s recent acquisitions. All of these metrics were negatively impacted by the forfeiture of a $15 million deposit related to the Company’s decision in December 2011 not to acquire the Grand Hyatt Washington, D.C.

NAREIT FFO per diluted share, Adjusted FFO per diluted share, Adjusted EBITDA and comparable hotel adjusted operating profit margins are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release on why the Company believes these supplemental measures are useful, reconciliations to the applicable GAAP measure and the limitations on their use.

OPERATING RESULTS

The increase in comparable hotel RevPAR of 5.9% in the fourth quarter reflects the improvement in average room rate of 3.8%, combined with an increase in occupancy of 1.3 percentage points. Similarly, for full year 2011, the increase in comparable hotel RevPAR of 6.1% reflects the improvement in average room rate of 4.3% and a 1.3 percentage point increase in occupancy. Comparable hotel revenues also include an increase in food and beverage revenues of 6.8% and 5.5% for the quarter and full year, respectively. The increase in revenues drove improvements in the comparable hotel adjusted operating profit margins of 100 basis points for the quarter and 90 basis points for the full year.

INVESTMENTS

•

REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES - The Company invested approximately $202 million in 2011 in redevelopment and return on investment (“ROI”) expenditures. These projects are designed to increase cash flow and improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. During the fourth quarter, the Company substantially completed the redevelopment of 466 rooms along with 27,000 square feet of meeting space at the Chicago Marriott O’Hare and over 11,000 square feet of lobby, restaurant and meeting space at the Hilton Singer Island Oceanfront Resort. The Company expects that its investment in ROI expenditures for 2012 will total approximately $155 million to $175 million.

•

ACQUISITION EXPENDITURES – In conjunction with the acquisition of a property, the Company prepares a capital improvement plan designed to enhance the profitability of the hotel. Consistent with plans developed for recent acquisitions, during the fourth quarter of 2011, the Company began work on the renovation of all 270 rooms at the W New York – Union Square and the rebranding of the New York Helmsley Hotel to a Westin, including a redesign of all 773 rooms and a new lobby bar and restaurant. The Company spent approximately $13 million on acquisition projects in 2011 and expects to invest between $80 million and $100 million in 2012.

•

RENEWAL AND REPLACEMENT EXPENDITURES - The Company also invested approximately $327 million in 2011 in renewal and replacement expenditures designed to ensure that the high-quality standards of both the Company and its operators are maintained. During 2011, the Company completed renovations to over 5,300 guestrooms, 98,000 square feet of restaurants, lobbies and other public space and over 515,000 square feet of ballrooms and meeting space, taking advantage of favorable construction pricing, while significantly improving its properties. Major renewal and replacement projects completed during the fourth quarter included the renovation of all 371 rooms at the JW Marriott, Buckhead Atlanta, all 296 rooms at the Tampa Airport Marriott and 24,100 square feet of remodeled ballroom and meeting space at the San Ramon Marriott. The Company expects that renewal and replacement expenditures for 2012 will total approximately $310 million to $330 million.

BALANCE SHEET

During the fourth quarter, the Company continued to execute on its strategic goal of strengthening its balance sheet by balancing debt maturities through the following transactions:

•

on November 18, 2011 the Company issued $300 million of 6% Series Y senior notes due October 2021. The net proceeds of approximately $295 million will be used, along with available cash, to repurchase or repay the $388 million of 2 5/8% exchangeable senior debentures, which are expected to be put to the Company in April of 2012;

•

on November 22, 2011 the Company closed on a new senior revolving credit facility with a syndicate of banks. The credit facility allows for borrowings in an aggregate principal amount of up to $1 billion. The interest rate spread for LIBOR-based borrowings ranges from 175 to 275 basis points. Based on the Company’s credit statistics at December 31, 2011, the spread would be 200 basis points. The credit facility has an initial maturity of November 2015 with an option to extend for one additional year, subject to certain conditions and the payment of an extension fee; and

•

in November 2011, the Company refinanced the mortgage loan on the Hilton Melbourne South Wharf, which extended the maturity of the loan to 2016 and lowered the effective interest rate by 400 basis points. For the A$82 million loan, 75% bears interest at a fixed rate of 6.7%, through an interest rate swap, while the remaining 25% bears interest at a floating rate based on the 3-month Reuters’ Bank Bill Swap Bid Rate (BBSY) plus 230 basis points for a combined rate of 6.77% at December 31, 2011.

As of December 31, 2011, the Company had approximately $826 million of cash and cash equivalents and $883 million of available capacity under its credit facility.

EUROPEAN JOINT VENTURE

Comparable hotel RevPAR for the portfolio of hotels owned by the joint venture in Europe, in which the Company holds an approximate one-third partnership interest, increased 1.0% for the fourth quarter and 5.5% year-to-date on a constant Euro basis. The growth was driven by an increase in average room rate of 5.3% and 5.5% for the fourth quarter and full year 2011, respectively.

DIVIDEND

On January 17, 2012, the Company paid a fourth quarter dividend of $0.05 per share on its common stock. The Company’s policy on common dividends is generally to distribute, over time, 100% of its taxable income. Based on its guidance for 2012, the Company intends to declare, subject to approval by the Company’s board of directors, a quarterly dividend of $.06 per share in the first quarter.

2012 OUTLOOK

The Company anticipates for 2012 that:

•	Comparable hotel RevPAR will increase 4% to 6%;

•	Operating profit margins under GAAP would increase approximately 140 basis points to 230 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 25 basis points to 75 basis points.

Based upon these parameters, the Company estimates that its full year 2012 guidance is as follows:

•	earnings per diluted share should range from approximately $.08 to $.15;

•	net income should range from $57 million to $112 million;

•	NAREIT and Adjusted FFO per diluted share should be approximately $.97 to $1.04; and,

•	Adjusted EBITDA should be approximately $1,090 million to $1,145 million.

See the 2012 Forecast Schedules and Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results. Effective with this press release the Company began reporting Adjusted FFO per diluted share. Adjusted FFO reflects FFO as defined by NAREIT adjusted for costs associated with financing transactions, acquisition costs and litigation expenses outside the normal course of operations. For further discussion of Adjusted FFO and other non-GAAP measures, see the Notes to the Financial Information included with this press release.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 105 properties in the United States and 16 properties internationally totaling approximately 65,000 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 13 hotels with approximately 4,200 rooms and a joint venture in India that is investing in seven hotels with approximately 1,750 rooms that are in various stages of development in three cities. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; the risk that the Company’s board of directors will determine to pay dividends at a rate different than currently anticipated and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 14, 2012, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (Host LP), of which we are the sole general partner. When distinguishing between Host and Host LP, the primary difference is approximately 1.5% of the partnership interests in Host LP held by outside partners as of December 31, 2011, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, NAREIT and Adjusted FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Property and equipment, net	$11,383	$10,514
Due from managers	37	45
Investments in affiliates	197	148
Deferred financing costs, net	55	44
Furniture, fixtures and equipment replacement fund	166	152
Other	368	354
Restricted cash	36	41
Cash and cash equivalents	826	1,113

Total assets	$13,068	$12,411

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt
Senior notes, including $902 million and $1,156 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,543	$4,249
Credit facility	117	58
Mortgage debt	1,006	1,025
Other	87	145

Total debt	5,753	5,477
Accounts payable and accrued expenses	175	161
Other	269	250

Total liabilities	6,197	5,888

Non-controlling interests—Host Hotels & Resorts, L.P.	158	191

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 705.1 million shares and 675.6 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,750	7,236
Accumulated other comprehensive income (loss)	(1)	25
Deficit	(1,079)	(965)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,677	6,303
Non-controlling interests—other consolidated partnerships	36	29

Total equity	6,713	6,332

Total liabilities, non-controlling interests and equity	$13,068	$12,411

(a)	Our consolidated balance sheet as of December 31, 2011 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Revenues
Rooms	$988	$880	$3,022	$2,661
Food and beverage	493	444	1,427	1,291
Other	99	85	296	277

Owned hotel revenues	1,580	1,409	4,745	4,229
Other revenues (b)	78	82	253	199

Total revenues	1,658	1,491	4,998	4,428

Expenses
Rooms	269	238	832	734
Food and beverage	356	325	1,062	965
Other departmental and support expenses	410	376	1,261	1,151
Management fees	64	60	189	171
Other property-level expenses (b)	176	182	569	488
Depreciation and amortization	213	182	652	591
Corporate and other expenses (c)	53	40	111	108
Gain on insurance settlement	(2)	(3)	(2)	(3)

Total operating costs and expenses	1,539	1,400	4,674	4,205

Operating profit	119	91	324	223
Interest income	5	5	20	8
Interest expense (d)	(112)	(116)	(371)	(384)
Net gains on property transactions and other	1	1	7	1
Gain (loss) on foreign currency transactions and derivatives	4	—	3	(6)
Equity in earnings (losses) of affiliates	7	5	4	(1)

Income (loss) before income taxes	24	(14)	(13)	(159)
Benefit (provision) for income taxes	(8)	10	1	31

Income (loss) from continuing operations	16	(4)	(12)	(128)
Loss from discontinued operations, net of tax	—	(2)	(4)	(4)

Net income (loss)	16	(6)	(16)	(132)
Less: Net loss attributable to non-controlling interests	1	—	1	2

Net income (loss) attributable to Host Hotels & Resorts, Inc.	17	(6)	(15)	(130)
Less: Dividends on preferred stock	—	—	—	(4)
Issuance costs of redeemed preferred stock	—	—	—	(4)

Net income (loss) available to common stockholders	$17	$(6)	$(15)	$(138)

Basic and diluted earnings (loss) per common share:
Continuing operations	$.02	$(.01)	$(.01)	$(.20)
Discontinued operations	—	—	(.01)	(.01)

Basic and diluted earnings (loss) per common share	$.02	$(.01)	$(.02)	$(.21)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	On July 6, 2010, we terminated the subleases for the 71 select-service hotels that we leased from Hospitality Properties Trust (“HPT”) (18 of such leases were terminated effective December 31, 2010). As a result of the transaction, we record the gross hotel revenues and expenses of these hotels as opposed to rental income earned under the subleases; however, we are subject to the rental expense due to HPT. HPT rental revenue recorded in 2011 represents payments that the subtenant made to us as part of an agreement to satisfy their obligations under the terminated subleases. The remaining leases will be terminated effective December 31, 2012. The chart below details the other revenue and other property-level expenses for the quarter and full year ended 2011 and 2010 related to the HPT properties:

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Hotel sales revenue	$63	$74	$214	$123
Rental revenue	7	—	7	44

Total HPT revenue	$70	$74	$221	$167

Property-level expenses	$48	$60	$159	$96
Rental expense	21	27	68	84

Total HPT expenses	$69	$87	$227	$180

(c)	Corporate and other expenses for fourth quarter and full year 2011 include a charge of $15 million related to the forfeited deposit due to our decision not to acquire the Grand Hyatt Washington, D.C.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(d)	Interest expense includes the following items:

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Non-cash interest for exchangeable debentures	$9	$9	$31	$32
Debt extinguishment costs	1	6	9	21

Total	$10	$15	$40	$53

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net income (loss)	$16	$(6)	$(16)	$(132)
Net loss attributable to non-controlling interests	1	—	1	2
Dividends on preferred stock	—	—	—	(4)
Issuance costs of redeemed preferred stock (a)	—	—	—	(4)

Income (loss) available to common stockholders	17	(6)	(15)	(138)

Diluted income (loss) available to common stockholders	$17	$(6)	$(15)	$(138)

Basic weighted average shares outstanding	703.2	666.1	693.0	656.1
Diluted weighted average shares outstanding (b)	705.1	666.1	693.0	656.1
Basic and diluted earnings (loss) per share	$.02	$(.01)	$(.02)	$(.21)

(a)	Represents the original issuance costs associated with the Class E preferred stock, which were redeemed during the second quarter of 2010.
(b)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data (a)

	As of December 31, 2011		Quarter ended December 31, 2011			Quarter ended December 31, 2010
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Region	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentages	RevPAR	RevPAR
Pacific	26	14,581	$173.89	71.5%	$124.30	$162.91	68.8%	$112.08	10.9%
Mid-Atlantic	10	8,352	275.53	82.2	226.42	263.35	80.1	211.01	7.3
South Central	9	5,687	145.04	65.9	95.61	142.54	63.8	90.93	5.1
Florida	9	5,677	175.38	60.1	105.40	162.47	62.0	100.71	4.7
DC Metro	12	5,416	195.65	71.3	139.49	199.44	69.9	139.39	0.1
North Central	10	4,358	152.46	69.9	106.53	147.77	68.0	100.52	6.0
New England	7	3,924	178.20	70.8	126.26	178.36	67.6	120.49	4.8
Atlanta	7	3,846	161.05	62.8	101.11	162.60	64.7	105.27	(3.9)
Mountain	7	2,889	156.60	62.3	97.58	150.63	60.2	90.68	7.6
International	7	2,473	173.81	63.2	109.85	165.09	66.8	110.34	(0.4)

All Regions	104	57,203	188.04	69.8	131.23	181.10	68.5	123.97	5.9

	As of December 31, 2011		Year ended December 31, 2011			Year ended December 31, 2010
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Region	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Pacific	26	14,581	$172.15	75.4%	$129.74	$161.38	71.6%	$115.55	12.3%
Mid-Atlantic	10	8,352	241.47	77.9	188.17	225.63	79.9	180.38	4.3
South Central	9	5,687	147.86	68.6	101.36	142.83	67.1	95.80	5.8
Florida	9	5,677	183.14	69.7	127.71	178.23	68.7	122.37	4.4
DC Metro	12	5,416	194.48	74.0	143.90	191.55	74.0	141.83	1.5
North Central	10	4,358	145.00	70.6	102.33	139.68	69.0	96.39	6.2
New England	7	3,924	171.39	71.3	122.28	172.19	69.6	119.83	2.1
Atlanta	7	3,846	157.31	65.0	102.32	156.55	64.5	101.00	1.3
Mountain	7	2,889	157.90	65.0	102.59	149.32	63.2	94.30	8.8
International	7	2,473	170.64	65.3	111.46	157.91	65.7	103.80	7.4

All Regions	104	57,203	180.32	72.1	129.97	172.95	70.8	122.47	6.1

	As of December 31, 2011		Quarter ended December 31, 2011			Quarter ended December 31, 2010
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Property Type	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Urban	50	32,282	$208.02	72.7%	$151.22	$202.71	71.3%	$144.55	4.6%
Suburban	28	10,564	145.45	65.4	95.07	140.60	64.6	90.80	4.7
Resort/Conference	13	8,082	208.26	60.6	126.22	192.98	58.8	113.38	11.3
Airport	13	6,275	127.23	74.2	94.34	118.53	72.8	86.31	9.3

All Types	104	57,203	188.04	69.8	131.23	181.10	68.5	123.97	5.9

	As of December 31, 2011		Year ended December 31, 2011			Year ended December 31, 2010
				Average			Average		Percent
	No. of	No. of	Average	Occupancy		Average	Occupancy		Change in
Property Type	Properties	Rooms	Room Rate	Percentage	RevPAR	Room Rate	Percentage	RevPAR	RevPAR
Urban	50	32,282	$194.40	73.7%	$143.33	$186.87	73.2%	$136.76	4.8%
Suburban	28	10,564	145.56	67.9	98.77	139.45	66.0	91.98	7.4
Resort/Conference	13	8,082	215.19	67.5	145.24	204.83	65.3	133.76	8.6
Airport	13	6,275	122.85	76.6	94.09	116.03	73.9	85.73	9.7

All Types	104	57,203	180.32	72.1	129.97	172.95	70.8	122.47	6.1

(a)	See the Notes to Financial Information for a discussion of reporting periods and comparable hotel results.

Hotel Operating Statistics for All Properties (a)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Average daily rate	$189.96	$183.46	$181.88	$173.17
Average occupancy	69.7%	68.0%	71.9%	70.1%
RevPAR	$132.31	$124.80	$130.70	$121.46

(a)	The operating statistics reflect all consolidated properties as of December 31, 2011 and December 31, 2010, respectively, and include the results of operations of properties sold or transferred during the year through the date of their disposition.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Number of hotels	104	104	104	104
Number of rooms	57,203	57,203	57,203	57,203
Percent change in comparable hotel RevPAR	5.9%	—	6.1%	—
Operating profit margin under GAAP (b)	7.2%	6.1%	6.5%	5.0%
Comparable hotel adjusted operating profit margin (b)	23.4%	22.4%	22.3%	21.4%

Comparable hotel sales
Room	$870	$822	$2,709	$2,552
Food and beverage	456	427	1,334	1,265
Other	88	84	272	270

Comparable hotel sales (c)	1,414	1,333	4,315	4,087

Comparable hotel expenses
Room	237	224	745	705
Food and beverage	328	313	988	943
Other	50	49	157	154
Management fees, ground rent and other costs	468	449	1,464	1,410

Comparable hotel expenses (d)	1,083	1,035	3,354	3,212

Comparable hotel adjusted operating profit	331	298	961	875
Non-comparable hotel results, net (e)	53	28	132	60
Income (loss) from hotels leased from HPT	1	(13)	(6)	(13)
Depreciation and amortization	(213)	(182)	(652)	(591)
Corporate and other expenses	(53)	(40)	(111)	(108)

Operating profit	$119	$91	$324	$223

(a)	See the Notes to the Financial Information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Revenues per the consolidated statements of operations	$1,658	$1,491	$4,998	$4,428
Non-comparable hotel revenues (e)	(188)	(97)	(513)	(222)
Hotel sales for which we record rental income, net	14	13	51	48
Revenues for hotels leased from HPT	(70)	(74)	(221)	(167)

Comparable hotel sales	$1,414	$1,333	$4,315	$4,087

(d)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Operating costs and expenses per the consolidated statements of operations	$1,539	$1,400	$4,674	$4,205
Non-comparable hotel expenses (e)	(135)	(69)	(381)	(162)
Hotel expenses for which we record rental income	14	13	51	48
Expense for hotels leased from HPT	(69)	(87)	(227)	(180)
Depreciation and amortization	(213)	(182)	(652)	(591)
Corporate and other expenses	(53)	(40)	(111)	(108)

Comparable hotel expenses	$1,083	$1,035	$3,354	$3,212

(e)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels, whose operations are included in our consolidated statements of operations as continuing operations, gains on insurance settlements, the results of our office buildings and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

			December 31, 2011	December 31, 2010
Equity
Common shares outstanding			705.1	675.6
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)			715.8	686.3
Preferred OP Units outstanding			.02	.02

Security pricing
Common (b)			$14.77	$17.87
3 1/4% Exchangeable Senior Debentures (c)			$1,084.0	$1,179.4
2 5/8% Exchangeable Senior Debentures (c)			$1,002.6	$991.9
2 1/2% Exchangeable Senior Debentures (c)			$1,242.6	$1,416.6

Dividends declared per share for calendar year
Common			$.14	$.04
Class E Preferred			$—	$.95

Debt

Senior notes	Rate	Maturity date
Series K	7 1/8%	11/2013	$—	$250
Series O	6 3/8%	3/2015	650	650
Series Q	6 3/4%	6/2016	800	800
Series S	6 7/8%	11/2014	498	498
Series T	9%	5/2017	390	388
Series V	6%	11/2020	500	500
Series W (d)	5 7/8%	6/2019	496	—
Series Y	6%	10/2021	300	—
Exchangeable senior debentures	3 1/4%	4/2024	175	325
Exchangeable senior debentures (e)	2 5/8%	4/2027	385	502
Exchangeable senior debentures (e)	2 1/2%	10/2029	342	329
Senior notes	10%	5/2012	7	7
Credit facility (f)	3.4%	11/2015	117	58

			4,660	4,307

Mortgage debt and other
Mortgage debt (non-recourse)	3.4-8.5%	4/2013-12/2023	1,006	1,025
Other	7.0-7.8%	10/2014-12/2017	87	145

Total debt (g)(h)			$5,753	$5,477

Percentage of fixed rate debt			90%	90%
Weighted average interest rate			6.3%	6.2%
Weighted average debt maturity			4.4 years	4.4 years

(a)	Each OP Unit is redeemable for cash or, at the option of the Company, for 1.021494 common shares of Host. At both December 31, 2011 and December 31, 2010, there were 10.5 million common OP Units held by non-controlling interests.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	The 5 7/8% Series W senior notes were exchanged for 5 7/8% Series X senior notes in January 2012.
(e)

The principal balance outstanding of the 2 5/8% Exchangeable Senior Debentures due 2027 and the 2 1/2% Exchangeable Senior Debentures due 2029 is $388 million and $400 million, respectively. The discounts related to these debentures are amortized through April 2012 and October 2015, respectively.

(f)	The interest rate shown is the weighted average rate of the outstanding credit facility at December 31, 2011, which reflects borrowings in Canadian dollars at a rate of 3.4% and British pounds at a rate of 3.0%. Based on our current credit statistics, our U.S. Dollar denominated borrowings could be drawn at a rate of LIBOR plus 200 basis points.
(g)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2011, our non-controlling partners’ share of consolidated debt is $67 million and our share of debt in unconsolidated investments is $328 million.
(h)	Total debt as of December 31, 2011 and December 31, 2010 includes net discounts of $63 million and $95 million, respectively.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net income (loss)	$16	$(6)	$(16)	$(132)
Interest expense	112	116	371	384
Depreciation and amortization	208	182	647	591
Income taxes	8	(10)	(1)	(31)
Discontinued operations (a)	—	1	—	—

EBITDA	344	283	1,001	812
Losses on dispositions	—	1	—	2
Acquisition costs	—	6	5	10
Non-cash impairment charges (b)	5	—	8	—
Amortization of deferred gains	(1)	—	(7)	—
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(7)	(5)	(4)	1
Pro rata Adjusted EBITDA of equity investments	11	11	29	23
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(3)	(4)	(14)	(14)

Adjusted EBITDA	$349	$292	$1,018	$834

(a)	Reflects the interest expense, depreciation and amortization and incomes taxes included in discontinued operations.
(b)	The $8 million of impairment charges for the year ended December 31, 2011 includes $3 million of charges that are presented in discontinued operations in our statement of operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to NAREIT

and Adjusted Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net income (loss)	$16	$(6)	$(16)	$(132)
Less: Net loss attributable to non-controlling interests	1	—	1	2
Dividends on preferred stock	—	—	—	(4)
Issuance costs of redeemed preferred stock	—	—	—	(4)

Net income (loss) available to common stockholders	17	(6)	(15)	(138)
Adjustments:
Losses on dispositions, net of taxes	—	1	—	2
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	(7)	—
Depreciation and amortization	207	182	645	591
Non-cash impairment charges	5	—	8	—
Partnership adjustments	(1)	3	4	4
FFO of non-controlling interests of Host LP	(3)	(3)	(9)	(7)

NAREIT FFO	224	177	626	452
Adjustments:
Losses on the extinguishment of debt (a)	1	8	10	26
Acquisition costs (b)	3	6	8	10
Litigation losses for non-ordinary course litigation	5	—	5	4
Loss attributable to non-controlling interests	—	—	—	(1)

Adjusted FFO	$233	$191	$649	$491

Adjustments for dilutive securities (c):
Assuming conversion of Exchangeable Senior Debentures	$9	$10	$30	$13
Assuming deduction of interest – redeemed/exchanged 2004 Debentures	—	—	2	—

Diluted NAREIT FFO (c)	$233	$187	$658	$465

Diluted Adjusted FFO (c)	$242	$201	$681	$504

Diluted weighted average shares outstanding-EPS	705.1	666.1	693.0	656.1
Assuming issuance of common shares granted under the Comprehensive Stock Plan	—	3.0	2.0	2.9
Assuming conversion of Exchangeable Senior Debentures	39.8	49.6	39.8	21.2
Weighted average outstanding shares – redeemed/exchanged 2004 Debentures	—	—	4.7	—

Diluted weighted average shares outstanding- NAREIT FFO and Adjusted FFO	744.9	718.7	739.5	680.2

NAREIT FFO per diluted share (c) (d)	$.31	$.26	$.89	$.68

Adjusted FFO per diluted share (c) (d)	$.32	$.28	$.92	$.74

(a)	Represents costs associated with the redemption of the Series K senior notes and 2 5/8% exchangeable senior debentures in 2011 and the Series M senior notes in 2010 and the original issuance costs of Class E preferred stock, which were redeemed on June 18, 2010.
(b)	Includes approximately $3 million for the quarter and year ended December 31, 2011 related to the Company’s share of acquisition costs incurred by unconsolidated joint ventures.
(c)	Earnings/loss per diluted share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(d)	NAREIT FFO per diluted share and Adjusted FFO per diluted share for the quarter and year ended December 31, 2011 were reduced by $.02 per diluted share due to the $15 million deposit forfeited as a result of the terminated Grand Hyatt Washington, D.C. acquisition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT

and Adjusted Funds From Operations per Diluted Share for Full Year 2012 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2012
	Low-end	High-end
	of range	of range
Net income	$57	$112
Interest expense	362	362
Depreciation and amortization	652	652
Income taxes	9	9

EBITDA	1,080	1,135
Amortization of deferred gains	(4)	(4)
Equity investment adjustments:
Equity in earnings of affiliates	(1)	(1)
Pro rata Adjusted EBITDA of equity investments	30	30
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(15)	(15)

Adjusted EBITDA	$1,090	$1,145

	Full Year 2012 Forecast
	Low end of Range	High end of Range
Net income	$57	$112
Less: Net income attributable to non-controlling interests	(3)	(3)

Net income available to common stockholders	54	109
Adjustments:
Depreciation and amortization	650	650
Amortization of deferred gains	(4)	(4)
Partnership adjustments	11	11
FFO of non-controlling interests of Host LP	(10)	(11)

NAREIT FFO	701	755
Adjustments:
Debt extinguishment and acquisition costs	4	4

Adjusted FFO	705	759
Adjustment for dilutive securities:
Assuming conversion of exchangeable senior debentures	31	31

Diluted Adjusted FFO	$736	$790

Weighted average diluted shares – EPS	717.2	717.2
Weighted average diluted shares – NAREIT and Adjusted FFO (b)	757.9	757.9
Earnings per diluted share	$.08	$.15
NAREIT and Adjusted FFO per diluted share	$.97	$1.04

(a)	The full year 2012 forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 4.0% to 6.0% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 25 basis points to 75 basis points for the low and high ends of the forecasted range, respectively.

•	Interest expense includes approximately $32 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•	We expect to spend approximately $155 million to $175 million on ROI/redevelopment capital expenditures and approximately $80 million to $100 million on acquisition capital expenditures.

•	We expect to spend approximately $310 million to $330 million on renewal and replacement expenditures.

•	We expect to complete dispositions of between $100 million and $115 million in the first half of 2012.

For a discussion of additional items that may affect forecasted results, see Notes to the Financial Information.

(b)	The full year 2012 forecast Adjusted FFO per diluted share includes 41 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2012 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2012
	Low-end	High-end
	of range	of range
Operating profit margin under GAAP (b)	7.9%	8.8%
Comparable hotel adjusted operating profit margin (c)	22.7%	23.2%

Comparable hotel sales
Room	$2,908	$2,966
Other	1,693	1,727

Comparable hotel sales (d)	4,601	4,693

Comparable hotel expenses
Rooms and other departmental costs	1,989	2,026
Management fees, ground rent and other costs	1,566	1,577

Comparable hotel expenses (e)	3,555	3,603

Comparable hotel adjusted operating profit	1,046	1,090
Non-comparable hotel results, net	120	130
Loss from hotels leased from HPT	(8)	(8)
Depreciation and amortization	(652)	(652)
Corporate and other expenses	(93)	(93)

Operating profit	$413	$467

(a)	Forecasted comparable hotel results include 107 hotels that we have assumed will be classified as comparable as of December 31, 2012. No assurances can be made as to the hotels that will be in the comparable hotel set for 2012. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted Funds From Operations per Diluted Share For Full Year 2012 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2012
	Low-end	High-end
	of range	of range
Revenues	$5,224	$5,325
Non-comparable hotel revenues	(447)	(456)
Revenues for hotels leased from HPT	(229)	(229)
Hotel sales for which we record rental income, net	53	53

Comparable hotel sales	$4,601	$4,693

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2012
	Low-end	High-end
	of range	of range
Operating costs and expenses	$4,811	$4,858
Non-comparable hotel and other expenses	(327)	(326)
Expenses for hotels leased from HPT	(237)	(237)
Hotel expenses for which we record rental income	53	53
Depreciation and amortization	(652)	(652)
Corporate and other expenses	(93)	(93)

Comparable hotel expenses	$3,555	$3,603

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc. (Marriott), the manager of approximately 54% of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2011 ended on September 9, and the third quarter of 2010 ended on September 10, though both quarters reflect twelve weeks of operations. In contrast, the fourth quarter results for 2011 reflect 113 days of operations, while our fourth quarter results for 2010 reflect 112 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 46% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the fourth quarter of 2011 reflect 16 weeks of operations for the period from September 10, 2011 to December 30, 2011 for our Marriott-managed hotels and results from September 1, 2011 to December 31, 2011 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Hotel results for the fourth quarter of 2010 reflect 16 weeks of operations for the period from September 11, 2010 to December 31, 2010 for our Marriott-managed hotels and results from September 1, 2010 to December 31, 2010 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2011 reflect 52 weeks for the period from January 1, 2011 to December 30, 2011 for our Marriott-managed hotels and results from January 1, 2011 to December 31, 2011 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for full year 2010 reflect 52 weeks for the period from January 2, 2010 to December 31, 2010 for our Marriott-managed hotels and results from January 1, 2010 to December 31, 2010 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations for the entirety of the reporting periods being compared and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects during the reporting periods being compared. Of the 121 hotels that we owned on December 31, 2011, 104 have been classified as comparable hotels. The operating results of the following hotels that we owned or leased as of December 31, 2011 are excluded from comparable hotel results for these periods:

•	Hilton Melbourne South Wharf (acquired in April 2011);

•	New York Helmsley Hotel (acquired in March 2011);

•	Manchester Grand Hyatt San Diego (acquired in March 2011);

•	The portfolio of seven hotels in New Zealand (acquired in February 2011);

•	JW Marriott, Rio de Janeiro (acquired in September 2010);

•	W New York-Union Square (acquired in September 2010);

•	Westin Chicago River North (acquired in August 2010);

•	Atlanta Marriott Perimeter Center (business interruption due to significant renovations);

•	Chicago Marriott O’Hare (business interruption due to significant renovations);

•	Sheraton Indianapolis Hotel at Keystone Crossing (business interruption due to significant renovations); and

•	San Diego Marriott Marquis & Marina (business interruption due to significant renovations).

The operating results of the Le Méridien Piccadilly, which was transferred to the Euro JV Fund II, and of three hotels we disposed of in 2011 and 2010, as well as the 53 Courtyard by Marriott properties leased from HPT, are not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments. The 107 comparable hotels projected for 2012 includes the 2011 comparable set, as well as the addition of the three hotels purchased in 2010: the JW Marriott, Rio de Janeiro, W New York-Union Square and Westin Chicago River North, less any hotels disposed of in 2012.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period in accordance with NAREIT guidelines.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

Effective with this press release, we also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. While we are presenting Adjusted FFO per diluted share as part of this earnings release for the first time, management has historically made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•

Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of the ongoing finance costs for the Company.

•

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•

Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with the ongoing operating performance of the Company.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA is also a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect the market value of real estate assets as noted above.

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro rata portion of depreciation, amortization and interest expense, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges, which are based off of historical cost accounting values, are similar to gains (losses) on dispositions and depreciation expense, both of which are excluded from EBITDA.

•

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.